UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
February 23, 2016

 MONOLITHIC POWER SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51026	77-0466789
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

79 Great Oaks Boulevard, San Jose, CA 95119
(Address of principal executive offices) (Zip Code)

(408) 826-0600
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)	Departure of Chief Financial Officer

On February 23, 2016, Monolithic Power Systems, Inc. (“MPS”) announced that Meera Rao has informed MPS of her intention to retire as the chief financial officer. Ms. Rao will continue in her role at MPS until March 31, 2016 and will remain available in an advisory capacity until the transition is complete. MPS has retained an executive search firm to secure a successor.

(c)	Appointment of Interim Chief Financial Officer

On February 23, 2016, MPS also announced that it has appointed Bernie Blegen, MPS’s corporate controller, as interim chief financial officer until a permanent replacement is found. Mr. Blegen has no family relationships with any of MPS’s directors or executive officers, and he has no direct or indirect interests in any transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release relating to these announcements is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

99.1	Press release issued on February 23, 2016, announcing MPS’s CFO transition.

Index to Exhibits

Exhibit	Description

99.1	Press release issued on February 23, 2016, announcing MPS’s CFO transition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 23, 2016	By:	/s/ Saria Tseng
Saria Tseng
Vice President, General Counsel